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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
America First Apartment Investors, Inc.:

        We consent to the incorporation by reference in Amendment No. 3 to the registration statement on Form S-4 of America First Apartment Investors, Inc. of our report dated March 13, 2002, with respect to the consolidated balance sheets of America First Apartment Investors, L.P. as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, partners' capital, and cash flows, for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2001, annual report on Form 10-K of America First Apartment Investors, L.P. and to the use of our report included herein dated April 30, 2002 with respect to the balance sheet of America First Apartment Investors, Inc. as of April 30, 2002 and the reference to our firm under the headings "Summary Financial Information" and "Experts" in the prospectus.

/s/KPMG LLP

Omaha, Nebraska
September 12, 2002

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Independent Auditors' Consent